UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On February 3, 2015, Ivanhoe Energy Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) notifying the Company that following the resignation of Mr. Robert Pirraglia from the board of directors on January 18, 2015, the Company fails to comply with NASDAQ Listing Rule 5605 which requires a listed company to have an audit committee comprised of at least three independent members.

Consistent with Listing Rules 5605(c)(4), NASDAQ will provide the Company a cure period in order to regain compliance as follows:

  until the earlier of the Company’s next annual shareholders’ meeting or January 18 , 2016; or
  if the next annual shareholders’ meeting is held before July 17, 2015, then the Company must evidence compliance no later than July 17, 2015.

On February 6, 2015, the Company issued a press release announcing receipt of the Notice. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 11, 2015

IVANHOE ENERGY INC.
By:	/s/ William Parry
Name: William Parry Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated February 6, 2015